EXHIBIT 32

SECTION 1350 CERTIFICATIONS

       Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of MutualFirst Financial, Inc. (the "Registrant") that the Quarterly Report of the Registrant on Form 10-Q for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date: November 13, 2003	/s/ David W. Heeter David W. Heeter President and Chief Executive Officer

Date: November __, 2003	Timothy J. McArdle Senior Vice President, Treasurer, and Chief Financial Officer

       A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

       This certification is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section. This certification will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Registrant specifically incorporates it by reference.